EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2003, relating to the financial statements of the Ionics Section 401(k) Stock Savings Plan as of December 31, 2002 and 2001, which report appears in the Annual Report on Form 11-K of the Ionics Section 401(k) Stock Savings Plan for the year ended December 31, 2002.




/s/Belanger & Company, P.C.
Certified Public Accountants
Chelmsford, Massachusetts
September 25, 2003